SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Peerless Systems Corporation

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PEERLESS SYSTEMS CORPORATION
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 11, 2011

Dear Stockholder:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Peerless Systems Corporation, a Delaware corporation (the “Company”), which will be held on Monday, July 11, 2011, at 10:00 a.m. Eastern Time, at our offices located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, for the following purposes:

1.  To elect as directors Messrs. Steven M. Bathgate, Timothy E. Brog, Robert Frankfurt, Jeffrey A. Hammer, Eric Kuby and Jeffrey S. Wald, to serve until the next annual meeting and until their respective successors are elected.

2.  To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 31, 2012.

3.  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors of the Company (the “Board”) has fixed the close of business on June 3, 2011 as the record date for the determination of stockholders entitled to notice of and to vote, in person or by proxy, at this Annual Meeting and at any adjournment or postponement thereof (the “Record Date”).  As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company.  All proposals set forth above are proposals of the Board of Directors.  It is expected that these materials first will be mailed to stockholders on or about June 13, 2011.  Accompanying this Notice and Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for its fiscal year ended January 31, 2011.  You may also obtain an electronic version of our Annual Report on Form 10-K from the website of the Securities and Exchange Commission (“SEC”) located at www.sec.gov or from our website located at www.peerless.com/proxy.

All stockholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting.  Should you receive more than one proxy card because your shares of common stock are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card to ensure that all of your shares of common stock are voted.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed.  Voting instructions are printed on the proxy card.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder (i.e., your broker) a legal proxy issued in your name.

By Order of the Board of Directors,
Timothy E. Brog
Chairman and Chief Executive Officer

Stamford, Connecticut
June 3, 2011

TABLE OF CONTENTS

SOLICITATION OF PROXIES	1
Cost of Solicitation	1
Voting Your Shares of Peerless	1
Revocability of Proxies	1
VOTING RIGHTS AND OUTSTANDING SHARES	2
Quorum and Required Vote	2
Internet Availability of Proxy Materials	3
Procedures for Stockholder Nominations	3
PROPOSAL NO. 1: ELECTION OF DIRECTORS	3
Director Nominees	3
Majority Independence of the Board	5
Board Leadership Structure and Risk Oversight	5
Board Committees and Meetings	5
Stockholder Communications with the Board	8
DIRECTOR COMPENSATION	9
Consulting Agreement with Jeffrey S. Wald	10
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	10
PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	11
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
Tender Offer	13
EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION AND OTHER MATTERS	14
Summary Compensation Table	14
Narrative to Summary Compensation Table	15
Outstanding Equity Awards at Fiscal Year-End	17
Option Exercises and Stock Vested	17
Potential Payments Upon Termination Or Change In Control	17
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	18
CODE OF BUSINESS CONDUCT AND ETHICS	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
OTHER MATTERS	19
STOCKHOLDER PROPOSALS	19
INCORPORATION BY REFERENCE	19
AVAILABLE INFORMATION	19

PEERLESS SYSTEMS CORPORATION
300 Atlantic Street
Suite 301
Stamford, Connecticut 06901

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
to be Held on July 11, 2011

SOLICITATION OF PROXIES

The enclosed proxy is solicited on behalf of our Board of Directors for the Company’s Annual Meeting of Stockholders to be held on Monday, July 11, 2011 at 10:00 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purposes set forth herein.  The Annual Meeting will be held at our offices located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.  The Company intends to mail this proxy statement, the accompanying proxy card, and our Annual Report on Form 10-K on or about June 13, 2011 to all stockholders entitled to vote at the Annual Meeting.  You may also obtain an electronic version of our Annual Report on Form 10-K from the SEC’s website located at www.sec.gov or from our website at www.peerless.com/proxy.

All shares of our common stock, par value $.001 per share (“Common Stock”), that are entitled to vote and that are represented at the Annual Meeting by properly executed proxies received at or prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions specified on the proxies.  If no instructions are specified, the proxies will be voted FOR:

s	The election of Messrs. Steven M. Bathgate, Timothy E. Brog, Robert Frankfurt, Jeffrey A. Hammer, Eric Kuby and Jeffrey S. Wald as directors of the Company; and

s	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012.

If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the proxy will have discretion to vote on these matters in accordance with their best judgment.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders.  Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock that are beneficially owned by others to forward to such beneficial owners.  The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, e-mail, internet or personal solicitation by our directors, officers or other regular employees.

Voting Your Shares of Peerless

Stockholders should follow the directions on their proxy card to vote their shares of Peerless Systems Corporation.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by a stockholder of record at any time before it is voted.  Proxies may be revoked by:

•	filing with our Chief Executive Officer, at or before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; or
•	duly executing a proxy with a later date and delivering it to our Secretary before the voting at the Annual Meeting; or
•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

Any written notice of revocation or subsequent proxy should be sent to Peerless Systems Corporation, 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, Attention: Chairman and Chief Executive Officer, or hand delivered to us at or before the voting at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to such bank, broker or other nominee.  Your voting instruction card should include this information.  Please note that if a broker, bank or other nominee is the record holder of your shares and you decide to attend and vote at the Annual Meeting, your in-person vote at the Annual Meeting will not be effective unless you have obtained and present a legal proxy issued in your name from your bank, broker or other nominee, as the record holder.

VOTING RIGHTS AND OUTSTANDING SHARES

Only stockholders of record as of the close of business on June 3, 2011 will be entitled to notice of and to vote at the Annual Meeting.  At the close of business on June 3, 2011, the Company had issued and outstanding 3,470,249 shares of Common Stock entitled to vote at the Annual Meeting.  Each holder of Common Stock on such date will be entitled to one (1) vote for each share held on all matters to be voted upon at the Annual Meeting.  Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.  All votes will be tabulated by the inspector of election appointed for the Annual Meeting.  The inspector of election will tabulate separately affirmative votes, negative votes, abstentions and broker non-votes.

Quorum and Required Vote

The Company’s Bylaws (the “Bylaws”) provide that the presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.  Shares of Common Stock represented in person or by proxy will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.  Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and the broker does not have discretionary voting power on such proposal) will be counted as shares that are present for purposes of determining the presence of a quorum.

For the purposes of Proposal 1, the election of the nominees to the Board shall be determined by a plurality of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote in the election.  The six nominees receiving the highest number of affirmative votes will be elected.  Because abstentions do not constitute "votes cast" at the Annual Meeting, abstentions will not affect the outcome of the election of the nominees to the Board.

For Proposal 2, the affirmative vote of a majority of the total votes cast at the Annual Meeting by the holders of Common Stock entitled to vote on the ratification is required to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012.  Abstentions will have no effect on the required vote.  The ratification of Ernst & Young LLP is generally a matter on which a broker or other nominee has discretionary voting authority.  Accordingly, no broker non-votes are expected to result from this proposal.  Broker non-votes would have no effect on the required vote (other than to reduce the number of affirmative votes required to approve the proposal).

Following are the proposals being presented at the meeting:

•	The election of Messrs. Steven M. Bathgate, Timothy E. Brog, Robert Frankfurt, Jeffrey A. Hammer, Eric Kuby and Jeffrey S. Wald as directors of the Company; and

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012.

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the meeting, and for ten days prior to the Annual Meeting at our offices located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, between the hours of 9 a.m. and 4 p.m. local time.

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials: The Notice of the 2011 Annual Meeting of Stockholders, this Proxy Statement, and the Company’s Annual Report for the year ended January 31, 2011, are available at www.peerless.com/proxy.

Procedures for Stockholder Nominations

The Nominating and Corporate Governance Committee will consider suggestions for nominees for directorships from stockholders of the Company provided such recommendations are made in accordance with the procedures set forth in the Company's Bylaws and the procedures described below.  Stockholder recommendations for nominees will be processed and are subject to the same criteria as are candidates nominated by the Nominating and Corporate Governance Committee.  Under the Company's Bylaws, any stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting, but only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting.  Each such notice shall set forth such information specified in the Company’s Bylaws and such other information required pursuant to Regulation 14A under the Exchange Act.  At the request of the Board, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Company such further information required to be set forth in the stockholder's notice of nomination.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.  Stockholder nominations submitted in accordance with the requirement of the Bylaws will be forwarded to the Nominating and Corporate Governance Committee.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Effective November 11, 2010, the size of the Board was reduced from seven to six directors.  Our Nominating and Corporate Governance Committee has nominated six persons for election to the Board in accordance with the Company’s Certificate of Incorporation and Bylaws.  Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has been qualified, or earlier, upon such director’s death, resignation or removal.  The Company’s Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders.  See “Voting Rights and Outstanding Shares - Procedures for Stockholder Nominations” above.

The names and certain information concerning the persons nominated by the Nominating and Corporate Governance Committee to serve as directors at the Annual Meeting are set forth below.  It is intended that shares represented by the proxies will be voted FOR the election to the Board of the nominees named below unless authority to vote for the nominees has been withheld in the proxy.  Although each of the persons nominated has consented to serve as a director if elected and the Board has no reason to believe that any of the nominees will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Nominating and Corporate Governance Committee.  The following information regarding the nominees is relevant to your consideration of the slate proposed by the Nominating and Corporate Governance Committee.

Director Nominees

The following sets forth certain information with respect to our nominees.  Except as set forth below, none of the nominees for director were selected for election pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such.  There are no family relationships among nominees for director or executive officers of the Company.  Except as set forth below, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Steven M. Bathgate, age 56, has been a director of the Company since May 2008.  Since 1996, Mr. Bathgate has been Senior Managing Partner of GVC Capital LLC ("GVC"), formerly known as Bathgate Capital Partners LLC, a FINRA-licensed broker dealer.  Prior to starting GVC, he was the Chairman and Chief Executive Officer of Cohig & Associates, Inc., an NASD member firm specializing in public and private financing for emerging growth companies.  His other previous experience includes employment by Wall Street West, Dain Bosworth, Inc., and the National Association of Securities Dealers, Inc. He received his B.S. degree in finance from the University of Colorado.  Mr. Bathgate is a director of Omni Bio Pharmaceutical, Inc, a public emerging biopharmaceutical company.  Mr. Bathgate has the Series 7, 24, 27, 63 and 79 securities licenses.  The Board believes that Mr. Bathgate’s experience in the financial services industry and in evaluating acquisitions is valuable to the Company in pursuing its strategy to enhance value for stockholders through establishing a new venture or acquiring an existing business or through another investment opportunity.

Timothy E. Brog, age 47, has been the Chairman of the Board of Directors since June 2008, Chief Executive Officer since August 2010 and a director of Peerless since July 2007.  Mr. Brog was the Managing Director of Locksmith Capital Management LLC, the portfolio manager to Locksmith Value Opportunity Fund LP, from September 2007 to August 2010 and the Managing Director of E2 Investment Partners LLC, a special purpose vehicle to invest in Peerless, from March 2007 to July 2008.  Mr. Brog was President of Pembridge Capital Management LLC, the portfolio manager of Pembridge Value Opportunity Fund LP, a deep value activist hedge fund, from June 2004 to September 2007.  Mr. Brog was the Managing Director of The Edward Andrews Group Inc., a boutique investment bank from 1996 to 2007.  From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP.  Mr. Brog received a J.D. from Fordham University School of Law in 1989 and a B.A. from Tufts University in 1986.  Mr. Brog is a Director of Eco-Bat Technologies Limited.  The Board believes that Mr. Brog’s legal, investment banking  and value investment experience position him well to serve as Chairman and CEO of Peerless and are extremely valuable to the Company in establishing a new venture, acquiring an existing business or making another investment.

Robert Frankfurt, age 46, has been a director of the Company since November 11, 2010.  Mr. Frankfurt is the founder of Myca Partners, Inc., an investment advisory services firm, and has served as its President since November 2006.  From February 2005 through December 2005, Mr. Frankfurt served as the Vice President of Sandell Asset Management Corp., a privately owned hedge fund.  From October 2002 through January 2005, Mr. Frankfurt was a private investor.  Mr. Frankfurt graduated from the Wharton School of Business at the University of Pennsylvania with a B.S. in Economics and received an M.B.A. from the Anderson Graduate School of Management at UCLA.  The Board believes that Mr. Frankfurt's experience in managing and making investments, including value-oriented investments, will be valuable to the Company as it pursues its strategy to enhance value for stockholders.  Mr. Frankfurt is also a director of Handy & Harman Ltd, a diversified global industrial company and Mercury Payment Systems, Inc. a payment processing solutions provider.

Jeffrey A. Hammer, age 48, has served as a director since August 11, 2008.  Mr. Hammer is currently a Managing Director and Co-Head of the Secondary Advisory business at Houlihan Lokey Howard & Zukin.  Mr. Hammer joined Houlihan Lokey in March 2009 from Bear Stearns & Co, where he was a Senior Managing Director from June 2004 through December 2008.  During this time, Mr. Hammer served as the Global Head of Origination for the Private Funds Group from June 2007 through December 2008 and the Co-Head of the private equity fund-of-funds and secondary investing unit, Private Equity Advisors, from June 2004 to June 2007.  From April 1999 to May 2004, Mr. Hammer was a Managing Director and Co-Founder of BDC Financial, a Boston-based specialist private equity manager.  During the six-year period prior to BDC’s formation in 1999, Mr. Hammer founded two investment management firms, one backed by AEW Capital Management and the AT&T Master Pension Trust and the other backed by Nomura Securities.  Mr. Hammer previously served as a senior executive of a leading online provider of SEC-filed corporate financial information.  Earlier in his career, Mr. Hammer held positions in investment banking at Morgan Stanley & Co. Inc. in New York and Goldman Sachs & Co. in New York and London.  Mr. Hammer received an MBA from Harvard University and an AB from Princeton University.  Mr. Hammer has the Series 7, 24, 63 and 79 securities license.  Mr. Hammer has substantial experience in sourcing and executing acquisitions and investments, which the Board believes is essential to enable the Company to carry out its strategy.  Mr. Hammer’s experience positions him well to serve as a director and to fill the critical role of Audit Committee “financial expert.”

Eric Kuby, age 51, has been a director of the Company since November 11, 2010.  Mr. Kuby has been a Chief Investment Officer and a member of the Investment Committee of North Star Investment Management Corporation, an SEC registered investment advisor, since September 2004.  Previously, he was a Director of Investments at Wachovia Securities and a Senior Portfolio Manager of First Albany Asset Management, where he served on the Investment Strategy Committee specifically responsible for the micro cap portfolio.  Prior to joining First Albany, Mr. Kuby was Senior Portfolio Manager at Oppenheimer Investment Advisors, Chief Investment Officer at Rodman Advisory Services and Associate Director at Bear Stearns.  Mr. Kuby holds an M.B.A. in Finance as well as a B.A. in Economics from The University of Chicago.  He holds the Series 7, 63 and 65 securities licenses.  The Board believes that Mr. Kuby’s experience as the Chief Investment Officer of North Star Investment Management Corporation will be valuable to the Company as it pursues its strategy to enhance value for stockholders.

Jeffrey S. Wald, age 37, has been a director of the Company since June 23, 2010.  Since May 2010, Mr. Wald has been the Chief Operating Officer and Chief Financial Officer of Work Market, Inc., a labor resource platform that enables an on demand work force that he co-founded.  Mr. Wald was a consultant to the Company from December 2008 until October 2010, advising the Company on a day to day basis regarding sourcing and executing potential acquisitions.  Mr. Wald was instrumental in advising the Company's investment in Highbury Financial Inc. From May 2008 to December 2008, Mr. Wald was a Managing Director at Barington Capital Group, L.P. an activist hedge fund manager, where he initiated new investments and managed Barington’s portfolio of investments.  From March 2007 through May 2008, Mr. Wald was the Chief Operating Officer and Chief Financial Officer of Spinback, Inc., an internet commerce company he co-founded.  From January 2003 to March 2007, Mr. Wald was a Vice President at The GlenRock Group, a private equity firm which invests in undervalued, middle market companies as well as emerging and early stage companies.  Earlier in his career, Mr. Wald held positions in the mergers and acquisitions department at J.P. Morgan Chase & Co.  Mr. Wald received an MBA from Harvard University and an M.S and B.S. from Cornell University.  Mr. Wald is a director of Sielox, Inc., which develops, designs and distributes security solution products.  The Board believes that Mr. Wald's substantial experience in the area of principal investing and operations are an asset to the Company.

Majority Independence of the Board

The Company’s Bylaws require that a majority of the Company’s directors meet the requirements for independence set forth under applicable securities laws, including the Exchange Act, applicable rules and regulations of the SEC and applicable rules and regulations of Nasdaq, subject to certain hardship exceptions.  From February 1, 2010 to June 23, 2010, the Board was comprised of Messrs. Bathgate, Brog, Bylinsky, Gramm and Hammer.  From June 23, 2010 to November 10, 2010, the Board was comprised of Messrs. Bathgate, Brog, Bylinsky, Gramm, Hammer, Ramsden and Wald.  Since November 11, 2010, the Board has been comprised of Messrs. Bathgate, Brog, Frankfurt, Hammer, Kuby and Wald.  On May 27, 2010, the Nominating Committee of the Board determined that Mr. Brog is no longer independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations.  Mr. Wald is not independent under the Nasdaq listing rules because he was a consultant to the Company until October 2010.  All other persons serving on the Board in the last fiscal year have been independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations and the Board has at all times included a majority of independent directors.

Board Leadership Structure and Risk Oversight

Mr. Brog serves as the Company’s Chairman and Chief Executive Officer.  Due to the size of the Company, the Board believes it is not necessary to separate the roles of Chairman and Chief Executive Officer of the Company.

The Board, in conjunction with the Company’s officers, is responsible for considering, identifying and managing material risks to the Company.  The audit committee plays a critical role in evaluating and managing internal controls, financial risk exposure and monitoring the activities of the Company’s independent registered public accounting firm.  The entire Board also receives updates at each Board meeting regarding any material risks from the Company’s management.

Board Committees and Meetings

During the fiscal year ended January 31, 2011, the Board held eight meetings.  Mr. Brog currently serves as CEO and Chairman of the Board.  The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which operates pursuant to a written charter adopted by the Board.  Copies of the charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be found on our website, www.peerless.com on the For Investors page, under the Corporate Governance link.  During the fiscal year ended January 31, 2011, each director attended 75% or more of the aggregate meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, as the case may be.  Each person serving as a director at the time of the 2010 annual meeting of stockholders attended such meeting.  The Board’s policy is that each director will make every effort to attend the annual stockholders’ meeting, subject to his business and personal obligations.

Audit Committee.  From February 1, 2010 until May 27, 2010, the Audit Committee consisted of Jeffrey Hammer, Steven Bathgate and Timothy Brog (Chair).  On May 27, 2010, the Nominating and Corporate Governance Committee  determined that Mr. Brog was no longer independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations and Mr. Brog resigned from the committee accordingly.  From May 27, 2010 until December 15, 2010, in reliance on the exemption set forth under Nasdaq Listing Rule 5605(c)(2)(B), the committee consisted of Messrs. Hammer and Bathgate.  Since December 15, 2010, the committee has consisted of Messrs. Hammer, Kuby and Frankfurt.  Each of the current and prior members of the committee has otherwise met the independence and other requirements of the applicable Nasdaq listing standards, SEC rules and our Bylaws for the applicable period served on the committee.  Mr. Hammer meets the definition of an audit committee financial expert, as set forth in Item 407(d)(5) of Regulation S-K and meets the financial sophistication requirements of the Nasdaq listing standards.  During the fiscal year ended January 31, 2011, the Audit Committee held eight meetings.  In accordance with its current charter, the Committee’s responsibilities currently include direct responsibility for the appointment, compensation, retention and oversight of the work of the independent registered public accountant, as well as:

•
reviewing the independence and quality control procedures of the independent registered public accountant and the experience and qualifications of the independent registered public accountant’s senior personnel;

•
meeting with management and the independent registered public accountant in connection with each annual audit to discuss the scope of the audit, the procedures to be followed in the audit and the staffing of the audit;

•
reviewing and discussing with management and the independent registered public accountant: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent registered public accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements;

•	reviewing and discussing the annual audited financial statements with management and the independent registered public accountant;

•
reviewing with the independent registered public accountant any problems or difficulties the independent registered public accountant may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters;

•
discussing with the independent registered public accountant the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent registered public accountant identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent registered public accountant, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accountant; and (C) all other material written communications between the independent registered public accountant and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent registered public accountant’s engagement letter, independent registered public accountant’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any;

•	discussing with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect;

•	recommending to the Board that the audited financial statements be included in the Company’s Annual Report;

•
discussing with management and the independent registered public accountant the Company’s earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies;

•	reviewing and approving, if determined, all related party transactions;

•
discussing with management and the independent registered public accountant any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies;

•
discussing with the Company’s General Counsel or outside counsel any legal matters brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements;

•	discussing with management the Company’s policies with respect to risk assessment and risk management;

•	setting clear hiring policies for employees or former employees of the Company’s independent registered public accountant;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	providing the Company with the Audit Committee Report for inclusion in each of the Company’s annual proxy statements; and

•	performing an annual evaluation of the performance of the Committee.

Compensation Committee.  From February 1, 2010 until November 10, 2010, the Compensation Committee consisted of Steven Bathgate, Jefferson Gramm and Jeffrey Hammer (Chair).  Since December 8, 2010, the committee has consisted of Robert  Frankfurt (Chair), Eric Kuby and Jeffrey S. Wald.  Although Mr. Wald does not meet the independence requirements under Nasdaq listing Rule 5605(e)(3), the Rule permits one non-independent director to serve on the committee for a period of up to two years if the Board has determined that it is in the best interests of the Company and its stockholders.  The Board has determined that it is in the best interests of the Company and its stockholders for Mr. Wald to serve on the committee due to his operational and financial background.  Each member of the Compensation Committee other than Mr. Wald was “independent” as required by the applicable Nasdaq listing standards during the applicable period of service.

In accordance with its charter, the responsibilities of the Compensation Committee include oversight, development and administration of the Company’s compensation policy, goals and guidelines, reviewing and approving the terms of employment and all forms of compensation for executive officers and other key employees, and oversight of the Company’s incentive and equity plans and other employee benefit plans, reviewing fees and benefits of non-employee directors, and determining annual performance goals for employees.  The Compensation Committee reviews, establishes and revises all forms of compensation for officers of the Company, and such other employees of the Company as directed by the Board.  During the fiscal year ended January 31, 2011, the Compensation Committee held two meetings.

The Compensation Committee considers and determines executive compensation based upon factors including, but not limited to: financial reports on performance versus budget and compared to prior year performance; calculations and reports on levels of achievement of corporate performance objectives; reports on the Company's strategic initiatives and budget for future periods;  information on the executive officers' stock ownership and option holdings; information regarding the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites, if any, and other compensation and any amounts payable to the executives upon  voluntary or involuntary termination, early or normal retirement or following a change-in-control of the Company.

The Compensation Committee from time to time may consult with, or request recommendations from the Company’s Chief Executive Officer regarding the compensation of the Company’s other executive officers and receive input from each executive officer regarding his compensation.

Due to the size of the Company, the Committee does not currently delegate its authority to any other person.

Nominating and Corporate Governance Committee.  From February 1, 2010 until November 10, 2010, the Nominating and Corporate Governance Committee consisted of Timothy Brog, Steven Bathgate (Chair), Jeffrey Hammer and Gregory Bylinsky.  Since November 11, 2010, the committee has consisted of Messrs. Brog, Bathgate (Chair) and Hammer.  In accordance with its charter, the committee develops the policy on the size of the Board, reviews potential candidates for Board membership and nominates persons to serve on the Board.  It is also charged with developing and recommending appropriate corporate governance standards and evaluating the effectiveness of the Board.  During fiscal 2011, the Nominating and Corporate Governance Committee held four meetings.  Each member of the Nominating and Corporate Governance Committee is “independent” as required by the applicable Nasdaq listing standards, other than Mr. Brog.  On May 27, 2010, the Nominating and Corporate Governance Committee determined that Mr. Brog is no longer independent under the Nasdaq listing standards and applicable SEC laws, rules and regulations.  Nasdaq Rule 5605(e)(3) permits one non-independent director to serve on the committee for a period of up to two years if the Board has determined that it is in the best interests of the Company and its stockholders.  The Board has determined that it is in the best interests of the Company and its stockholders for Mr. Brog to serve on the committee due to his legal background, extensive contacts and longtime experience with the Company.

The Committee will consider as potential director nominee candidates recommended by various sources, including the Chief Executive Officer, any member of the Board or any qualifying stockholder of the Company, as discussed below.  The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service.  Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated.  The committee then, as and to the extent it deems advisable, seeks to identify potential director nominees to fill any vacancies.  The Nominating and Corporate Governance Committee may seek input from members of the Board and senior management in connection with this search as well as hire a search firm if deemed appropriate by the Nominating and Corporate Governance Committee.  Potential director nominees will be initially reviewed by the Chairman of the Nominating and Corporate Governance Committee, or in the Chairman’s absence, any member of the Nominating and Corporate Governance Committee delegated to initially review director candidates.  The reviewing Nominating and Corporate Governance Committee member will then make an initial determination in his or her own independent business judgment as to the qualification and fit of such director candidate(s) based on the criteria set forth below.  If the reviewing Nominating and Corporate Governance Committee member determines that it is appropriate to proceed, the Chief Executive Officer and at least one member of the Nominating and Corporate Governance Committee will interview the prospective director candidate(s) (the full Nominating and Corporate Governance Committee may, in its discretion, conduct interviews as schedules permit).

There are no specific minimum qualifications for persons nominated to the Board; however, as stated in the Company’s corporate governance guidelines, the factors to be considered in nominating candidates for Board membership include, but are not limited to:

•	the candidate’s ability and willingness to commit adequate time to Board and committee matters;

•	the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company;

•	the candidate’s personal and professional integrity, ethics and values;

•	the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	the candidate’s experience in the Company’s industry and with relevant social policy concerns;

•	the candidate’s experience as a board member of another publicly held company;

•	whether the candidate would be “independent” under applicable standards;

•	whether the candidate has practical and mature business judgment; and

•	the candidate’s academic expertise in an area of the Company’s operations.

The Company’s Bylaws set forth certain requirements for stockholders wishing to nominate director candidates directly for consideration by the stockholders.

Stockholder Communications with the Board

Stockholders may communicate with any of our directors by written mail addressed to the Chairman and Chief Executive Officer, Peerless Systems Corporation, 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.  The Chairman and Chief Executive Officer will review such communications and forward them to the appropriate director or directors.  Stockholders are encouraged to include proof of ownership of the Company’s stock in such communications.

DIRECTOR COMPENSATION

The following table sets forth the compensation paid to our non-employee directors for their services in fiscal 2011.

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)		All Other Compensation ($) (2)		Total ($)
Steven Bathgate	52,061	11,708		27,700		91,469
Timothy Brog (3)	45,631	11,708		367,700	(4)	425,039
Gregory Bylinsky (5)	37,522	11,708	(8)	27,700	(8)	76,930
Robert Frankfurt (6)	4,114	11,841		-		15,955
Jefferson Gramm (5)	37,522	11,708	(8)	27,700	(8)	76,930
Jeffrey Hammer	51,841	11,708		27,700		91,249
Eric Kuby (6)	3,367	11,841		-		15,208
Edward Ramsden (5)	16,231	35,124	(8)	-		51,355
Jeffrey Wald (7)	19,459	35,124		-		54,583

(1)
The amounts reflect the fair value of such stock options awards as of the applicable grant date, computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).

(2)	Includes restricted stock. The grant date fair value of the restricted stock awards are based on the fair market value of the underlying shares on the date of grant if no restriction applied. See Note 6 to the Company's audited financial statements for the fiscal year ended January 31, 2011 for a discussion of the relevant assumptions used in calculating grant date fair value.
(3)
Effective August 26, 2010, the Board appointed Mr. Brog as Chief Executive Officer of the Company.  Excludes Mr. Brog’s compensation as an executive officer of the Company, which is set forth in the table entitled Summary Compensation Table below.

(4)	Includes a cash bonus of $340,000 with respect to Mr. Brog’s efforts as a director relating to the Company’s investment in Highbury Financial, Inc.
(5)	Messrs. Bylinsky, Gramm and Ramsden resigned as directors of the Company effective November 10, 2010.
(6)	Messrs. Kuby and Frankfurt were elected as directors of the Company effective November 11, 2010.
(7)
Mr. Wald was a consultant to the Company from December 2008 through October 2010.  Excludes $119,000 in compensation and $170,000 in bonus received by Mr. Wald as a consultant to the Company in fiscal year 2011.  Of the $119,000 in compensation, $42,000 was pre-paid in January 2010.

(8)	Award was forfeited upon the resignation of such director effective November 10, 2010.

Compensation for directors is comprised of (i) cash, (ii) options to purchase Common Stock, and (iii) restricted Common Stock.  Effective November 1, 2010, the Company significantly decreased its director compensation.

Cash.  Until October 31, 2010, the Company’s director compensation policy provided that each non-employee director of the Company receive a $35,000 yearly retainer, $2,000 for each in-person Board meeting attended, $1,000 for each telephonic Board meeting attended, up to $2,000 for travel to attend a meeting and $1,000 for each in-person committee meeting attended and $500 for each telephonic committee meeting attended.  The Chairman of the Board received an additional yearly retainer of $15,000.  The Chairman of the Audit Committee and members of the Audit Committee each received additional yearly retainers of $10,000 and $5,000, respectively, for their committee service.  The Chairmen of the Compensation Committee and Nominating and Corporate Governance Committee each received yearly retainers of $5,000 for their committee chairmanship.  All directors are reimbursed for reasonable out of pocket expenses incurred in connection with service on the Board or committees.  From time to time, the Board may grant bonuses to its members for specific functions and responsibilities that fall outside the traditional responsibilities of a director.

From and after November 1, 2010, each non-employee director of the Company receives a $10,000 yearly retainer, $1,000 for each in-person Board meeting attended, $500 for each telephonic Board meeting attended, and $400 for each in-person or telephonic Audit Committee meeting, and $300 for each in person or telephonic Compensation Committee or Nominating and Corporate Governance Committee meeting.  If any telephonic Board meeting or any in person or telephonic committee meeting is less than 90 minutes, participants will only receive 50% of the fee for such meeting.  The Chairman of the Board, if he is not an employee of the Company, receives an additional yearly retainer of $15,000.  The Chairman of the Audit Committee receives an additional yearly retainer of $10,000 and the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each receive yearly retainers of $5,000 for their committee service.

Options.  Until October 31, 2010, our 2005 Plan provided that each non-employee director automatically receives options to purchase 30,000 shares of our Common Stock in connection with his initial election to the Board and automatically receives options to purchase 10,000 shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected.  On November 1, 2010, the Plan was amended to provide that each director automatically receives options to purchase 10,000 shares of our Common Stock in connection with his initial election to the Board and automatically receives options to purchase 2,000 shares of our Common Stock on the date of each annual stockholder meeting at which he is re-elected.

Options for non-employee directors generally vest at a rate of 25% on the first anniversary of the date of grant and 1/36th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to fair market value on the date of grant.

Restricted Common Stock.  Until October 31, 2010, each director automatically received 10,000 shares of restricted Common Stock on the date of each annual stockholder meeting at which he was re-elected.  Effective November 1, 2010, the director compensation policy was amended to provide that each director automatically receives $10,000 worth of shares of restricted Common Stock on the date of each annual stockholder meeting at which he is re-elected.  One half of such shares of restricted Common Stock vest on each of earlier of the first anniversary of grant or the date of the next annual meeting of stockholders and the earlier of the second anniversary of grant or the date of the second annual meeting of stockholders.

Indemnification Agreements.  The Company has entered into indemnification agreements with certain of its directors that may require the Company to indemnify such directors against liabilities that may arise by reason of such directors’ status or service.

Consulting Agreement with Jeffrey S. Wald

The Company was party to a Consulting Agreement, dated December 1, 2008, with Jeffrey S. Wald.  The Agreement provided that Mr. Wald would work for the Company and perform such duties including (i) development of the Company’s business plans, modeling and financial analysis of investment opportunities, (ii) development and maintenance of the Company’s pipeline of potential investments, (iii) assessment of the financial and strategic condition of the individual targets pursued, (iv) oversight of third party consultants, if any, hired in connection with potential transactions, (v) oversight of discussions and negotiations related to potential transactions and (vi) status reports to the Board.  Mr. Wald’s consulting fee was $14,000 per month and he was entitled to reimbursement of expenses.  The agreement was terminated effective October 15, 2010.  Pursuant to this Agreement, in fiscal 2011, Mr. Wald received $119,000 in fees and a $170,000 bonus for his efforts related to the Company’s investment in Highbury.  Of the $119,000 in compensation, $42,000 was pre-paid in fiscal 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of Messrs. Frankfurt, Kuby and Wald.  From June 5, 2009 until November 10, 2010, the committee consisted of Steven Bathgate, Jefferson Gramm and Jeffrey A. Hammer.  Jeffrey S. Wald, member of the committee, was a consultant to the Company from December 2008 until October 15, 2010 and was party to a Consulting Agreement with the Company, under which he received certain compensation from the Company.  See “Consulting Agreement with Jeffrey S. Wald” above.  No person who was a member of the Compensation Committee during fiscal 2011 otherwise served as one of the Company’s officers or employees while he was on the committee.  None of the executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or Compensation Committee.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012, and the Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Ernst & Young LLP has been engaged as our independent registered public accounting firm since September 1999. A representative of Ernst & Young LLP is expected to be present by telephone at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm is not required by our Bylaws or otherwise.  However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee and the Board, in their sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if such a change is the best interests of the Company and its stockholders.  The Audit Committee, in consultation with management, is currently reviewing the Company’s selection of an independent registered public accounting firm in light of the Company’s size, operations and capitalization and expressly reserves the right to appoint a different firm during the fiscal year.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees billed by Ernst & Young LLP, our independent registered public accountants during or with respect to the fiscal years ended January 31, 2011 and January 31, 2010 were as follows:

Audit Fees.  The aggregate fees billed for professional services rendered totaled approximately $186,032 in fiscal 2011 and approximately $175,000 in fiscal 2010, including fees associated with the annual audit, the reviews of documents filed with the SEC, and the reviews of the Company’s quarterly reports on Form 10-Q.

Audit-Related Fees.  The aggregate fees billed for services rendered for audit related services principally include due diligence, accounting consultation and audits in connection with proposed transactions totaled $64,800 in fiscal 2011 and $0 in fiscal 2010.

Tax Fees.  The aggregate fees billed for tax compliance, tax advice and tax planning were approximately $85,000 in fiscal 2011 and $138,000 in fiscal 2010.

All Other Fees.  No other fees were paid to the Company’s independent registered public accountants in fiscal 2011 or 2010.

The Audit Committee has reviewed the non-audit services provided by Ernst & Young LLP and determined that the provisions of these services during fiscal years 2011 and 2010 are compatible with maintaining Ernst & Young LLP’s independence.

Pre-Approval Policy.  The Audit Committee has a pre-approval policy.  Pre-approval is generally effective for up to one year, and any pre-approval is detailed as to type of services to be provided by the independent registered public accounting firm and the estimated fees related to these services.  During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the registered public accounting firm.

During fiscal 2010 and 2011, each new engagement of Ernst & Young LLP was approved in advance by our Audit Committee, and none of those engagements made use of the de minims exception to pre-approval contained in the SEC’s rules.

The Audit Committee, in consultation with management, is currently reviewing the Company’s selection of an independent registered public accounting firm in light of the Company’s size, operations and capitalization and expressly reserves the right to appoint a different firm during the fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors issued the following report for inclusion in the Company’s proxy statement in connection with the Annual Meeting.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system and internal controls.  The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities:

1.  The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2011 with Peerless’ management and with Peerless’ independent registered public accounting firm, Ernst & Young LLP.

2.  The Audit Committee has obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

3.  The Audit Committee has discussed with Ernst & Young LLP those matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board.

4.  The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Public Company Accounting Oversight Board Rule 3526 “Communication with Audit Committees Concerning Independence”, and has reviewed and discussed with Ernst & Young LLP its independence.

5.  Based upon the review and the discussions  referenced in paragraphs 1 through 4 above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 31, 2011 be included or incorporated by reference in the Annual Report on Form 10-K for that year for filing with the SEC.

6.  In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

7.  The Audit Committee also has recommended, and the Board also has approved the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2012.  However, the Audit Committee, in consultation with management, is currently reviewing the Company’s selection of an independent registered public accounting firm in light of the Company’s size, operations and capitalization and expressly reserves the right to appoint a different firm during the fiscal year.

AUDIT COMMITTEE Jeffrey A. Hammer, Chairman Robert Frankfurt Eric Kuby

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 3, 2011 by: (i) each director; (ii) each of the Named Executive Officers (as defined in below); (iii) all Named Executive Officers, directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the outstanding common stock.

Name and Address of Beneficial Owner	Shares of Common Stock	Right to Acquire Beneficial Ownership Within 60 Days	Total	Percent of Total
Directors and Executive Officers
Steven M. Bathgate (1)	164,481	34,560	199,041	5.68%
Timothy E. Brog(2)	433,700	156,393	590,093	16.27%
Robert Frankfurt	-	-	-	*
Jeffrey A. Hammer (3)	30,000	29,791	59,791	1.71%
Eric Kuby(4)	348,022	-	348,022	10.03%
William Neil	102,557	95,000	197,557	5.54%
Jeffrey S. Wald	-	8,125	8,125	*
All directors and executive officers as a group (7 persons)	1,078,760	323,869	1,402,629	36.97%

5% Beneficial Holders
North Star Investment Management Company(4)	348,022	-	348,022	10.03%

*Represents less than 1% of the outstanding common stock.

This table is based upon information supplied to the Company by officers and directors, Schedules 13D and 13G, and Forms 3, 4 and 5 if any, filed by principal stockholders with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 3,470,249 shares of common stock outstanding as of June 3, 2011, adjusted as required by rules promulgated by the SEC.  Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares).  In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after June 3, 2011, are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of common stock actually outstanding as of June 3, 2011.  The address of each of our directors and executive officers is c/o Peerless Systems Corporation, 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.

(1)
Includes 27,241, 100,000, 10,000 and 10,000 shares of common stock held by Mr. Bathgate, his wife, the Bathgate Family Partnership, Ltd., and Mr. Bathgate's adult child residing with him, respectively.  Also includes 17,240 shares of restricted common stock held by Mr. Bathgate.

(2)	Includes 238,333 shares of restricted common stock.
(3)	Includes 15,000 shares of restricted common stock held by Mr. Hammer.
(4)
285,647 shares are held by the Kuby-Gottlieb Special Value Fund of which North Star Investment Management Corporation ("North Star") is the investment manager.  62,375 shares are held in other accounts managed by North Star.  Mr. Kuby may be deemed to beneficially own such shares because he is the Chief Investment Officer and a member of the investment committee of North Star.  Mr. Kuby disclaims ownership of such shares, except to the extent of his pecuniary interest therein.

Tender Offer

On August 26, 2010, the Board approved a tender offer to acquire up to 13,846,153 shares of its common stock at a cash price of $3.25 per share, or a total price of up to $45 million.  The tender offer was commenced on October 5, 2010 and expired on November 4, 2010.  Giving effect to shares properly tendered pursuant to a notice of guaranteed delivery, a total of 13,214,401 shares were properly tendered and not withdrawn in the Offer at a total purchase price of $42,946,803.  The Company completed the purchase of all properly tendered shares on November 10, 2010.  Bandera Partners LLC and its affiliates, which previously owned approximately 21.9% of the Company’s outstanding shares before the tender, tendered substantially all of their shares in the offer.  The table above entitled “Security Ownership of Certain Beneficial Owners and Management” includes information based upon filings with the Securities and Exchange Commission regarding persons who beneficially own 5% or more of the Company’s common stock following completion of the tender offer.

EXECUTIVE OFFICERS

The following sets forth information with respect to the Company’s executive officers as of June 3, 2011.

Name	Age	Position
Timothy E. Brog	47	Chairman and Chief Executive Officer
William R. Neil	62	Chief Financial Officer

No officer has any arrangement or understanding with any other person(s) pursuant to which he was selected as an officer.  The biographies below contain the term that each executive officer has served in such capacity.

Timothy E. Brog has been the Company’s Chief Executive Officer since August 2010.  Mr. Brog’s biographical information is provided under “Director Nominees” above.

William R. Neil has served as our Chief Financial Officer since June 2008 and was the Acting Chief Executive Officer from September 2008 to August 25, 2010.  From June 2006 to June 2008, Mr. Neil served as an advisor to the Company’s Vice President of Finance and to the President.  Prior to serving as advisor, Mr. Neil was the Vice President of Finance and Chief Financial Officer of the Company from August 2000 to June 2006 and assumed the office of Secretary from June 2004 through June 2005.  In this capacity, he oversaw and directed all financial planning, reporting, accounting and audit activities.  He also managed the Contract Manufacturing, Information Technology and Human Resources departments.  From February 1998 to July 2000, Mr. Neil served as our Corporate Controller.  From September 1996 through July 1997, Mr. Neil served as Vice President and Chief Financial Officer for Interactive Medical Technologies, Ltd., a provider of non-radioactive diagnostic products and laboratory analysis for studying the effects of experimental drugs and surgical procedures on regional blood flow.  Prior to that time, he served as Senior Vice President and Chief Financial Officer for Perceptronics, Inc., a developer of training and simulation devices, artificial intelligence command and control programs for the Department of Defense, and Vice President and Chief Financial Officer for Clifford Electronics, Inc., a manufacturer and distributor of auto alarm systems.  Mr. Neil obtained his certification as a public accountant in the State of California during his tenure at Arthur Andersen & Co.  Mr. Neil received a B.S. from California State University, Northridge.  The Board believes that Mr. Neil’s long history with the Company, and extensive financial experience, position him well to serve as Chief Financial Officer of the Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the following officers in such capacity (the “Named Executive Officers”) for the fiscal year ended January 31, 2011.

Name and Principal Position		Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(2)	Total ($)
Timothy E. Brog (1)	2011	139,923	35,000	394,716	(3)	-	-	-	2,000	571,639
Chief Executive Officer	2010	-	-	-		-	-	-	-	-
William R. Neil	2011	144,086	54,000	-		-	-	-	11,196	209,282
Chief Financial Officer	2010	225,000	-	-		-	-	-	14,856	239,856
Edward M. Gaughan (4)	2011	100,000	140,000	-		-	-	-	50,940	290,940
President	2010	200,000	104,315	-		-	-	-	28,815	333,130

(1)	Mr. Brog became the Company’s Chief Executive Officer on August 26, 2010.
(2)
Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, accrued health insurance, non-qualified stock option exercise and paid vacation.

(3)
Mr. Brog was issued 200,000 shares of restricted common stock.  One quarter of such shares will vest if prior to August 26, 2013 the average closing price of the Company's common stock on the Nasdaq Capital Market is greater than or equal to the target prices of $3.75, $4.00, $4.25 and $4.50, respectively, for 15 consecutive trading days.  On the date of grant, the closing price of the common stock on the Nasdaq Capital Market was $2.84 per share.  The Company used a Monte Carlo simulation model valuation technique to determine the fair value of the 200,000 restricted shares that vest based upon achievement of market price targets.  The Monte Carlo simulation model utilizes multiple input variables that determine the probability of satisfying the market condition stipulated in the award and calculates the fair value of each share of the restricted stock.

(4)	Mr. Gaughan resigned as the Company’s president effective July 23, 2010.

The amount shown in column (i) for "All Other Compensation" in the above table consists of the following:

	Year	Mr. Brog	Mr. Neil	Mr Gaughan
Employer 401K Contribution	2011	2,000	2,000	2,000
	2010	-	2,000	2,000
Commissions	2011	-	-	-
	2010	-	-	26,815
Paid Vacation	2011	-	-	48,940
	2010	-	-	-
Commuting Expense	2011	-	9,196	-
	2010	-	12,856	-
Total	2011	2,000	11,196	50,940
	2010	-	14,856	28,815

Narrative to Summary Compensation Table

Employment Agreements

Employment Agreement with Timothy E. Brog

The Company is party to an Employment Agreement with Mr. Brog, dated as of August 26, 2010, which provides that Mr. Brog will serve as the Company’s Chief Executive Officer.  Mr. Brog receives a base salary of $340,000 and will be eligible to be considered for a bonus and options semi-annually.  Mr. Brog also received a grant of 200,000 shares of restricted common stock, one quarter of which will vest if prior to August  26, 2013 the average closing price of the common stock on the Nasdaq Capital Market is greater than or equal to the target prices of $3.75, $4.00, $4.25 and $4.50, respectively, for 15 consecutive trading days.  On the date of grant, the closing price of the common stock on the Nasdaq Capital Market was $2.84 per share.  The Employment Agreement will renew on each of August 26, 2011 and August 26, 2012, unless either party provides 120 days’ prior notice to the other party.  Thereafter, it may be terminated by either party with 90 days’ prior notice to the other party.  If Mr. Brog's employment is terminated without Cause (as defined in the Employment Agreement), he will receive unpaid salary and benefits, any remaining payments owed through the end of the Employment Agreement and a severance payment equal to six months' salary and benefits.  Additionally, if Mr. Brog is terminated without Cause prior to August 26, 2013, if fewer than 150,000 shares of his restricted stock have vested on or before the termination date, 100,000 shares of his restricted stock will vest and if 150,000 or more shares of his restricted stock have vested, any remaining unvested shares will vest.

Employment Agreement with William R. Neil

William R. Neil became the Company’s Chief Financial Officer effective July 12, 2008 and served as the Acting Chief Executive Officer from September 2008 through August 26, 2010.  The parties entered into an employment agreement, dated as of May 21, 2009, which Mr. Neil receives an annual salary of $225,000.  In addition, Mr. Neil was eligible to receive (and received) a retention bonus of  $20,000 on  February 1, 2011.  Mr. Neil is also entitled to participate in the Company’s medical insurance, retirement and other benefit plans and will receive severance payments, including a lump sum payment of $25,000 and monthly consulting payments of $2,100 for 36 months, under certain circumstances upon termination of his employment with the Company.  Beginning on January 24, 2010, Mr. Neil reduced his schedule to 3 days per week and receives 60% of his annual salary.

Employment Agreements with Edward M. Gaughan

On May 11, 2010, the Company amended and restated its employment agreement with Edward M. Gaughan, who was its President and Vice President/Head of Sales until July 23, 2010.  Pursuant to the amendment, Mr. Gaughan received a salary of $200,000 per year and is entitled to participate in the Company’s medical insurance, retirement and other benefit plans.  He was also entitled to receive retention bonuses of $40,000 and $100,000 if he is an employee in good standing on May 31, 2010 and July 15, 2010, respectively.  Mr. Gaughan’s employment was at will, provided that if the Company terminated him without Cause (as defined in the Agreement) prior to the payment of the retention payments, the Company would have been required to make such payments to him.  The $100,000 payment was conditioned upon Mr. Gaughan’s execution and delivery of a release to the Company.  Mr. Gaughan was also entitled to a $40,000 bonus if he met certain performance targets with respect to a new customer agreement, as well as 20% of the net payment to the Company pursuant to the customer agreement in excess of the performance target.  Mr. Gaughan did not achieve such performance targets.

The Company was previously party to an employment agreement, dated December 10, 2008, with Mr. Gaughan.  Pursuant to the agreement, Mr. Gaughan received an annual salary of $200,000 and was entitled to participate in the Company’s medical insurance, retirement and other benefit plans and was entitled to receive severance payments, including a lump sum payment equal to nine months base salary, under certain circumstances upon termination of his employment with the Company.  Mr. Gaughan was entitled to retention bonuses of $17,500, $10,000, $25,000 and $40,000 if he remained an employee of the Company in good standing as of January 31, 2009, March 31, 2009 August 31, 2009 and May 31, 2010, respectively.  All of such bonuses were paid on the applicable dates.  The agreement also provided for a performance achievement bonus of $25,000 on August 31, 2009 if Mr. Gaughan was an employee in good standing and revenue from operations for the six months ending January 31, 2009 exceeded $4.5 million, and another performance achievement bonus of $12,500 upon the Company’s receipt of $2 million in escrowed funds from the Company’s sale of substantially all of its assets to Kyocera Mita Corporation effective April 30, 2008.  These performance achievement bonuses were paid on August 31, 2009 and June 15, 2009, respectively.

Finally, if Mr. Gaughan remained employed by the Company in good standing, he was entitled to receive incentive compensation of (i) $0.0065 per dollar of revenue actually received by Company if the Company achieved revenue of $6.65 million or greater in the first six months of fiscal year 2009, (ii) $0.007 per dollar of revenue actually received by Company, if Company achieved revenue of $3.85 million or greater in the second six months of fiscal year 2009, and (iii) incentive compensation of 5% and 10% of all amounts actually received by the Company on new business revenue (less costs) generated by Mr. Gaughan from a new division of an existing customer and new business revenue, respectively.  Mr. Gaughan did not receive any such incentive compensation as the revenue targets were not met.

Mr. Gaughan resigned from the Company effective July 23, 2010.

Employee Benefit Plans

The purpose of the 2005 Plan is to provide additional incentive for directors, key employees and consultants to further the growth, development and financial success of the Company and its subsidiaries by personally benefiting through the ownership of the Company's common stock, or other rights which recognize such growth, development and financial success.  The 2005 Plan is administered by the Compensation Committee.  The 2005 Plan provides that the administrator may grant or issue stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof.  Awards granted under the 2005 Plan generally may not be transferred other than by will or the laws of descent and distribution or, subject to the consent of the administrator of the 2005 Plan, pursuant to a domestic relations order.  The applicable award agreement will contain the period during which the right to exercise the award in whole or in part vests.  At any time after the grant of an award, the administrator may accelerate the period during which the award vests.  Generally, an option may only be exercised while the grantee remains our employee, director or consultant or for a specified period of time following the participant's termination of employment, directorship or the consulting relationship.  During the year ended January 31, 2011, 272,667 shares were issued upon the exercise of options by employees, consultants, or directors and 150,000 options to acquire common stock, 255,000 shares of restricted common stock and 3,000 shares of common stock were granted to employees and directors.  However, 50,000 of such options and 20,000 shares of restricted common stock were forfeited upon the resignations of Messrs. Bylinsky, Gramm and Ramsden.

Risks Arising from Employee Compensation Policies

The Company does not believe that there are any material risks arising from the Company’s compensation policies and practices for its employees.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding equity-based awards held by each of the Named Executive Officers as of January 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Timothy E. Brog	26,250		3,750	-	2.29	7/6/2017
	6,041		3,959	-	1.88	8/11/2018
	45,972		8,673	-	1.83	12/5/2018
	38,157		7,198	-	1.83	12/5/2018
	3,958		6,042	-	1.95	6/5/2019
	16,667		33,333	-	2.24	9/15/2019
	-		10,000	-	2.77	6/23/2020
William R. Neil	15,957	(1)	-	-	0.60	4/11/2011
	41,843	(1)	-	-	0.60	4/11/2011
	14,999		-	-	1.22	3/20/2012
	5,001		-	-	1.22	3/20/2012
	75,000		-	-	1.33	9/30/2014

(1)	Options were exercised after January 31, 2011.

Option Exercises and Stock Vested

One of the Company’s Named Executive Officers exercised 103,750 options to purchase common stock during fiscal 2011 on a net share basis, resulting in the receipt by such officer of 44,757 shares of common stock.

Potential Payments Upon Termination Or Change In Control

The potential payments upon termination or change in control are governed by the Named Executive Officers' employment agreements.  The 2005 Plan generally provides that awards are exercisable only while the holder is an employee, consultant or independent director, provided however that the Compensation Committee, in its sole discretion, may provide for the award to be exercisable for a period of time following termination.

Pursuant to the 2005 Plan, in the event of a change in control, each outstanding award shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the successor corporation refused to assume or substitute for the award, the Committee can cause any or all of such awards to become fully exercisable immediately prior to the consummation of the transaction.  If the Committee caused the awards to become fully vested, such awards are exercisable for 15 days from such notice and will terminate upon the expiration of the 15-day period.

The following table shows the potential payments upon termination or a change in control of the Company for the current Named Executive Officers assuming their employment was terminated on January 31, 2011, and assuming that the change in control occurred at January 31, 2011.  These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time they become eligible for such payments.

Upon the death or disability of an Named Executive Officer, such officer would receive the same payment set forth under the “Terminated with Cause” column below.  A Named Executive Officer terminated following a change of control would not receive special payment, but would receive the payment set forth below, if terminated with or without cause, as the case may be.

Name	Termination With Cause ($)	Termination Without Cause ($)(1)
Timothy E. Brog (2)	15,301	387,285
William R. Neil	11,362	121,862

(1)	Refer to the termination without cause table below for details.
(2)
Excludes $301,029 value of Mr. Brog’s unvested restricted stock that would vest upon termination without cause.  This is based on the grant price of the time vested restricted stock award and the Monte Carlo valuation of the first 100,000 shares for Mr. Brog's market-triggered restricted stock award.

The table below reflects the estimate of the payments and benefits that each current Named Executive Officer would receive assuming such Named Executive Officer's employment was terminated without "cause" on January 31, 2011.

Name	Base Salary ($)	Bonus ($)	Vacation Payout ($)	Severance ($)	Medical Benefits Continuation ($)
Timothy E. Brog (1)	200,758	-	8,763	170,000	7,764
William R. Neil	2,596	25,000	8,766	75,600	9,900

(1)	See footnote 2 in table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company registered pursuant to Section 12 of the Exchange Act.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.  The information contained in this paragraph regarding compliance with Section 16(a) is based solely on a review of the copies of such reports filed with the SEC and signed statements provided to the Company by the executive officers, directors and 10% stockholders.  The Form 4s filed by Messrs. Frankfurt and Kuby with respect to options received on November 11, 2010 were  filed on November 22, 2010.  The Form 3 and 4 filed by North Star Investment Management Corp.  on November 11, 2010 were  filed on November 24, 2010.  The Form 4 with respect to the exercise of stock options by William Neil on April 7, 2011 was  filed on June 2, 2011.  The Company otherwise believes that, during the fiscal year ended January 31, 2011, all of the executive officers, directors and 10% stockholders timely complied with all applicable Section 16(a) filing requirements.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to the Company’s officers, directors and employees.  Our Code of Business Conduct and Ethics, as applied to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers, if any, is intended to comply with the requirements of Section 406 of the Sarbanes-Oxley Act.  A copy of our Code of Business Conduct and Ethics is available on the Company’s website at www.peerless.com.  In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to the Company.  The Company intends to timely disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics applicable to our Chief Executive Officer, senior financial officers, principal accounting officer, controller and other senior financial officers, if any, on our website at www.peerless.com within four business days or as otherwise required by the SEC or Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted a written policy which requires the Audit Committee to review and approve or ratify any transaction (a "related person transaction") in which the Company was, or is to be, a participant and in which any director, executive officer, nominee for director or beneficial owner of more than 5% of the outstanding shares of common stock of the Company, or any immediate family member of any such person, has a direct or indirect material interest.  The policy requires the following:

•
the Audit Committee shall review any proposed agreement or arrangement relating to a related person transaction or series of related person transactions, and any proposed amendment to any such agreement or arrangement;

•
the Audit Committee shall establish standards for determining whether the transactions covered by such proposed agreement or arrangement, are on terms no less favorable to the Company than could be obtained from an unrelated third party ("fair to the Company");

•
the Audit Committee shall not pre-approve, and shall make all reasonable efforts (taking into account the cost thereof to the Company) to cancel or cause to be renegotiated, any such agreement or arrangement which is not so determined to be fair to the Company; and

•	the Company shall disclose any related person transactions required to be disclosed by the rules promulgated by the SEC, in the manner so required.

Except as otherwise set forth herein (including, but not limited to, “Director Compensation” and “Executive Compensation and Other Matters”), the Company had no related party transactions in an amount exceeding $120,000 since February 1, 2010.  The Audit Committee reviews and approves or ratifies all related person transactions in accordance with the procedures set forth above, as the same may be amended from time to time.  The Company believes that all related person transactions currently are on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with the recommendations of the majority of the Board.

STOCKHOLDER PROPOSALS

The rules of the SEC permit stockholders of a company to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules.  Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before February 14, 2012, 120 days before the first anniversary of the approximate mailing date of this Proxy Statement.  The Company's Bylaws also include procedures to be followed for stockholder proposals, including the nomination of directors.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this Proxy Statement, with the SEC, in whole or in part, the Audit Committee Report contained in this Proxy Statement shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.  Information on our website, other than our proxy statement and form of proxy, is not part of the proxy soliciting materials and is not incorporated herein by reference.

AVAILABLE INFORMATION

The Company is required to file annual, quarterly and current reports and other information with the SEC.  You can read the Company’s filings with the SEC over the Internet at the SEC’s website at www.sec.gov.  You may read and copy any document filed with the SEC, or obtain copies of the documents at prescribed rates at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.  The Company’s SEC filings are also available at the office of Nasdaq.  For further information on obtaining copies of the Company’s public filings at Nasdaq, you should call (212) 656-5060.  A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2010 filed with the SEC is available without charge upon written request to: Corporate Secretary, Peerless Systems Corporation, 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901.

By Order of the Board of Directors
Timothy E. Brog
Chief Executive Officer
June 4, 2011

PLEASE RETURN YOUR PROXY CARD AS SOON AS POSSIBLE.  UNLESS A QUORUM CONSISTING OF A MAJORITY OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING IS REPRESENTED AT THE ANNUAL MEETING, NO BUSINESS CAN BE TRANSACTED.  PLEASE ACT PROMPTLY TO ENSURE THAT YOU WILL BE REPRESENTED AT THE ANNUAL MEETING.

PEERLESS SYSTEMS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, July 11, 2011
10:00 a.m. Eastern Time
To be held at:
Peerless Systems Corporation
300 Atlantic Street, Suite 301
Stamford, Connecticut 06901

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held Monday, July 11, 2011 and appoints Robert Kalkstein and Timothy E. Brog, or either one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of Common Stock, par value $.001 per share, of Peerless Systems Corporation, owned of record on June 3, 2011 by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of Peerless Systems Corporation to be held on Monday, July 11, 2011 at 10:00 a.m. (Eastern Time) at our offices, located at 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901, and any adjournments or postponements thereof for any purpose.

If no choice is specified, the proxy will be voted FOR all nominees and item 2.

THIS PROXY CARD, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN   BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Peerless Systems Corporation, 300 Atlantic Street, Suite 301, Stamford, Connecticut 06901

☐ Please detach here

The Board of Directors Recommends a Vote For Items 1 and 2

1.	Election of directors:	01 Steven M. Bathgate 02 Timothy E. Brog 03 Robert Frankfurt	04 Jeffrey A. Hammer 05 Eric Kuby 06 Jeffrey S. Wald	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2.	Ratification of selection of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending January 31, 2012	☐	For	☐	Against	☐	Abstain

3.	To transact such other business as properly may come before the meeting or any adjournment or postponement thereof	☐	For	☐	Against	☐	Abstain

THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES AND THE PROPOSALS AND IN ACCORDANCE WITH THE RECOMMENDATION OF A MAJORITY OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, INCLUDING A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy.  If held in joint tenancy, all persons should sign.  Trustees, administrators, etc., should include title and authority.  Corporations should provide full name of corporation and title of authorized officer signing the proxy.